RULE PROVISION NOTICE

FORM 25-NSE - EXHIBIT 99.25

Exchange:          Cboe BZX Exchange, Inc.
Issuer:            Investment Managers Series Trust II
Class of Security: Tradr 2X Long TSEM Daily ETF
Ticker Symbol:     TSEU

Rule Provision:    17 CFR 240.12d2-2(a)(2)
Delisting Type:    Voluntary

Suspension Date:                  October 20, 2026
Delisting Effective Date:        October 20, 2026
Liquidation (Redemption) Date:   October 22, 2026

Cboe BZX Exchange, Inc. notifies the Securities and Exchange Commission of the removal of the above class of securities from listing and registration on the Exchange pursuant to 17 CFR 240.12d2-2(a)(2), effective October 20, 2026.